EXHIBIT 5

                                Law Offices
                   ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                12th Floor
                           734 15th Street, N.W.
                          Washington, D.C.  20005
                         Telephone (202) 347-0300


                             February 23, 2005




Board of Directors
Anchor BanCorp Wisconsin Inc.
25 West Main Street
Madison, Wisconsin 53703

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We are special counsel to Anchor BanCorp Wisconsin Inc., a Wisconsin corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 921,990 shares of common stock, par value $0.10 per share ("Common Stock"), to be issued pursuant to the Corporation's 2004 Equity Incentive Plan (the "Plan") pursuant to the grant or exercise of stock options, stock appreciation rights, restricted stock grants or other awards thereunder (stock options and/or stock appreciation rights granted under the Plan are referred to as "Options"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plan to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

     For this purpose, we have reviewed the Registration Statement and related Prospectus, the Articles of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures


Board of Directors
February 23, 2005
Page 2



and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the exercise of Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options, (ii) on the dates the Options are exercised and the restricted stock grants are vested, the Options and restricted stock grants will constitute valid, legal and binding obligations of the Corporation and will be enforceable as to the Corporation in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, as applicable, upon receipt by the Corporation of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P


                             By: /s/ Kenneth B. Tabach
                                 ----------------------------------
                                 Kenneth B. Tabach, a Partner